SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):

                                September 2, 1999


                            MICRON ELECTRONICS, INC.
                -----------------------------------------------

              (Exact name of registrant as Specified in Its Charter)

                                    Minnesota
                     ---------------------------------------

                  (State or other jurisdiction of incorporation)

            0-17932                            41-1404301
        ---------------------------------------------------------------
        (Commission File No)       (IRS Employer Identification Number)



                               900 E. Karcher Road
                               Nampa, Idaho 83687
                  --------------------------------------------

                      (Address of principal executive offices)


                                 (208) 898-3434

               (Registrant's telephone number, including area code)

Item 5.  OTHER EVENTS

     Amended and Restated Component Recovery Agreement

     Effective September 2, 1999, Micron Electronics, Inc. (the "Company") and its parent corporation, Micron Technology, Inc. ("MTI"), entered into an Amended and Restated Component Recovery Agreement (as amended, the "Component Recovery Agreement"). The Component Recovery Agreement, which was previously scheduled to expire on September 2, 1999, has a term of two years and requires MTI to deliver to the Company components used in connection with the Company's SpecTek memory products division. The cost to the Company of components obtained from MTI will be negotiated on a quarterly basis, but in no event will the cost be less than 50% of pre-tax net income generated from the sale of SpecTek products derived from such components. The maximum cost payable by the Company to MTI for components during fiscal 2000 will be as follows: first quarter, 50% of pre-tax net income; second quarter, 62.5% of pre-tax net income; third quarter, 75% of pre-tax net income; and fourth quarter 87.5% of pre-tax net income. At the commencement of the second quarter of fiscal 2000 the Company has an option to require MTI to purchase all of the assets of SpecTek for a purchase price equal to net book value. At the commencement of fiscal 2001, MTI has an option to require the Company to sell all of the assets of SpecTek under the same terms and conditions. Additionally, the Company would have an option to require MTI to purchase, and MTI would have the option to require the Company to sell, the assets of SpecTek at book value if MTI's ownership in the Company falls below 50% or if an unrelated third party acquires more than 30% of the Company.

     A copy of the Component  Recovery  Agreement is attached  hereto as Exhibit
10.42 and is incorporated herein by reference.

     Exclusive Sales Representative Agreement
     ----------------------------------------

     Effective September 2, 1999, the Company and Micron Semiconductor Products, Inc. ("MSP"), a subsidiary of MTI, entered into an Exclusive Sales Representative Agreement (the "Sales Representative Agreement") under which MSP will serve as exclusive sales representative for SpecTek memory products.

     A copy of the Sales Representative  Agreement is attached hereto as Exhibit
10.65 and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

     The following exhibits are filed herewith:

         10.42.   Amended and Restated Component Recovery
              Agreement effective September 2, 1999 by and between Micron Technology, Inc. and Micron
              Electronics, Inc.

         10.65    Exclusive Sales Representative
              Agreement effective September 2, 1999
              between Micron Electronics, Inc. and Micron
              Semiconductor Products, Inc.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MICRON ELECTRONICS, INC.




Date: September 10, 1999                   By   /s/ James R. Stewart
                                             --------------------------------
                                               James R. Stewart
                                               Senior Vice President &
                                               Chief Financial Officer

EXHIBIT 10.42
                              AMENDED AND RESTATED
                          COMPONENT RECOVERY AGREEMENT


     This Amended and Restated Component Recovery Agreement (the "Agreement") is entered into effective as of September 2, 1999 (the "Effective Date") by and between Micron Technology, Inc., a Delaware corporation located at 8000 Federal Way, Boise, Idaho 83716 ("MTI"), and Micron Electronics, Inc., a Minnesota corporation located at 900 E. Karcher Road, Nampa, Idaho 83687 ("MEI").

     WHEREAS, MTI is engaged in the business of developing and manufacturing semiconductor memory devices and MEI is engaged in the business of recovering semiconductor memory devices for sale to third parties;

     WHEREAS,   MTI  wishes  to  sell  and  MEI  wishes  to   purchase   certain
semiconductor memory devices which do not meet MTI's design and electrical specifications and utilize them in less critical applications;

     WHEREAS, MTI and MEI entered into a Component Recovery Agreement, effective as of August 14, 1996 (the "Original CRA");

     WHEREAS, the Original CRA was amended by Amendment Number 1 to Component Recovery Agreement, effective as of August 30, 1996 (the "First Amendment");

     WHEREAS, the Original CRA and the First Amendment were amended by Amendment Number 2 to Component Recovery Agreement, dated September 2, 1998 (the "Second Amendment"); and

     WHEREAS, MTI and MEI wish to restate the Original CRA, the First Amendment and the Second Amendment and simultaneously further amend such documents;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     The Original CRA, the First Amendment, and the Second Amendment are hereby amended and restated to read in their entirety as follows:

     1.  Definitions.   As  used  in  this  Agreement,  the
following terms have the following meanings:

         (a) "Affiliated Company" means any entity, including, without limitation, a corporation, a partnership or a limited liability company, which is at least fifty percent (50%) owned or controlled by MEI or by MTI and any entity which is at least fifty percent (50%) owned or controlled by any such entity.

         (b) "Components" means semiconductor memory devices, in die or packaged form, limited to DRAMs, SRAMs, VRAMs and/or derivatives which have failed MTI's design and electrical specifications. Notwithstanding the foregoing, Components shall not include semiconductor memory devices sold in wafer form to those entities set forth on Exhibit A hereto, as such Exhibit may be modified from time to time by MTI in its sole discretion by providing written notice to MEI, unless and until such devices are returned to MTI or its Affiliated Company.

         (c) "Extended Term" has the meaning assigned to it in Section 17.1.

         (d)  "JV  Companies"  means,  collectively,   TECH Semiconductor
Singapore  Pte.  Ltd. and KMT  Semiconductor Limited.

         (e) "JV Components" means all Components produced by the JV Companies that are obtained by MTI or an Affiliated Company of MTI from the JV Companies.

         (f)  "Loss of Control"  has the  meaning  assigned to it in
Section 17.3.

         (g) "MEI Volume" means, at any given time and for each separate part type, the quantity of full specification semiconductor memory devices purchased by MEI during the previous fiscal work week.

         (h) "Minimum Throughputs" has the meaning assigned to it in Section 6.

         (i) "MTI's Average Sales Price" means, for each separate part type, the average of the prices associated with the lowest priced full specification semiconductor memory devices sold by MTI during the previous fiscal work week in the amount equal to the MEI Volume. For example, if the MEI Volume for 1-meg x 4 devices were 100 and if, during the same fiscal work week, MTI sold 50 1-meg x 4 devices for $4.00 per device, 100 1-meg x 4 devices for $5.25 per device and 50 1-meg x 4 devices for $6.00 per device, MTI's Average Sale Price for 1-meg x 4 devices would be $4.63 [(50 x 4 ) + (50 x 5.25) / 100].

         (j) "MTI Components" means Components produced by MTI or an MTI Affiliated Company which neither MTI nor an Affiliated Company of MTI obtained from the JV Companies.

         (k) "MTI Option Period" has the meaning assigned to it in Section 12.

         (l) "Sales Agreement" means that Exclusive Sales Representative Agreement, dated September 2, 1999, between Micron Semiconductor Products, Inc. ("MSP") and MEI under which MSP will serve as the exclusive representative on all sales of Components recovered by SpecTek.

         (m) "Sale Notice" has the meaning assigned to it in Section 12 below.

         (n) "SpecTek" means that division of MEI whose principal activities consist of the recovery, testing and sale of Components.

     2. Sales of Components. MTI hereby grants to MEI the right to purchase all the MTI Components and all the JV Components and to resell such Components upon the terms and conditions set forth herein and in the Sales Agreement. Accordingly, during the Extended Term, MTI shall not sell or distribute the MTI Components or the JV Components to any third party whether in the form of components, modules or board level products without first offering such MTI Components and JV Components for sale to MEI pursuant to the terms hereof. Nothing contained herein shall obligate MEI to purchase MTI Components and JV Components made available for sale by MTI; provided that the restriction on sale and distribution contained in the immediately preceding sentence shall not apply to any Components that MEI elects not to take within fourteen (14) days of notice that such Components are available.

     3. Component Recovery. MTI hereby grants to MEI the right to enter onto MTI's premises at all reasonable hours to recover Components from MTI. This right shall include the right by MEI personnel directly or indirectly, with or without MTI's assistance, (i) to retrieve Components from MTI's Probe area; (ii) to select and assemble Components retrieved from MTI's Probe area for submission to MTI's Assembly area for packaging (encapsulation) by MTI or in MTI's discretion to an assembly site of MTI's choice (MTI is under no obligation to assemble these Components for MEI); and (iii) to retrieve Components from MTI's Assembly area and from MTI's Test area. For the purpose of allowing MEI personnel to select and assemble Components for packaging by MTI in MTI's Assembly area, MTI agrees to make available to MEI at no cost a reasonable and adequate amount of Assembly cleanroom floor space, but in no event less than 300 square feet of such floor space, for use by MEI personnel and equipment; provided, however, that MTI may for reasonable business purposes deny MEI access to MTI's manufacturing site, recover Components and provide such Components to MEI off-site at MTI's cost. MTI shall bear all costs associated with MTI's fabrication, probe, assembly and testing of Components that failed (as defined in Section 1(b) above) in the Test area. MTI shall also bear all fabrication and probe costs relating to Components MEI recovers from MTI's Assembly and Probe areas. All manufacturing costs associated with the assembly of Components recovered by MEI from MTI's Probe and Assembly areas shall be borne by MEI. Except as otherwise provided above, the point of delivery shall be deemed to be the point of shipment by MTI or its Affiliated Company at MTI's or its Affiliated Company's manufacturing site. Components shall be shipped FOB the point of delivery. Title and risk of loss of Components shall pass from MTI to MEI at the FOB point. MEI shall (i) exercise its Component recovery operations hereunder in a good and workmanlike manner consistent with generally accepted industry standards; (ii) shall use good faith, commercially reasonable efforts to reduce costs and maximize profits with respect to recovered Components; and
(iii) shall cooperate with MTI and the JV Companies to recover as many Components as is commercially reasonable. MEI may subcontract manufacturing, assembly, testing, or module assembly services only at costs reasonably consistent with then-current market rates and only to the entities listed on Exhibit B hereto or such other entities approved in writing by MTI, such consent not to be unreasonably withheld or delayed. If MTI fails to respond to MEI's written request to use a new subcontractor within two (2) business days of MEI's request therefor, such subcontractor shall be deemed approved by MTI.

     4. Components Produced by JV Companies. During the Extended Term, MTI shall make commercially reasonable efforts to obtain all Components produced by the JV Companies to the extent that MTI is contractually entitled to obtain such Components or is otherwise able, in its discretion, to obtain such Components. The JV Components shall be sold to MEI upon the terms and conditions set forth herein.

     5. Profit Sharing. In consideration for the recovery and purchase by MEI of the Components from MTI, MEI hereby agrees to share with MTI a percentage of the profits derived from the sale of Components to third parties and MEI Affiliated Companies and from intracompany sales or transfers to MEI's other divisions or operations. For the purpose of determining profits on sales from SpecTek to MEI's Affiliated Companies and intracompany sales or transfers to MEI's other divisions or operations, prices for such Components shall be based on MTI's Average Sales Price and established in accordance with the transfer price schedule set forth in Schedule A attached hereto. Except as otherwise provided below, during the Extended Term, the parties' respective profit sharing percentages with respect to (a) JV Components and (b) MTI Components will be negotiated on a quarterly basis; provided that MEI's profit sharing percentage will not exceed fifty percent (50%) of pre-tax net income realized upon sale of such Components and will not be less than the following:


         DURING PERIOD            MINIMUM PERCENTAGES

         1. Q1 of Fiscal 2000     50% of pre-tax net income
         2. Q2 of Fiscal 2000     37.5% of pre-tax net income
         3. Q3 of Fiscal 2000     25% of pre-tax net income
         4. Q4 of Fiscal 2000     12.5% of pre-tax  net income
         5. Fiscal 2001           0% of pre-tax net income, unless otherwise
                                  agreed by MTI



If MTI and MEI cannot agree on MEI's profit sharing percentage for any quarter, MTI can unilaterally set the profit sharing percentage as long as it is not lower than the minimum percentage specified above for the quarter in question.

Notwithstanding the foregoing, if and during such period as the parties and the JV Companies agree to utilize a pricing matrix based on effective yields and worldwide average sales price in order to establish prices for JV Components, MEI shall be entitled to purchase from MTI or its Affiliated Companies the JV Components at the price established pursuant to such pricing matrix. MEI shall be invoiced by MTI or its designated Affiliated Company for such JV Components and shall not be required to share profits with MTI on the sale of such JV Components. MTI shall be responsible to pay the JV Companies for the JV Components and shall be entitled to receive any applicable pricing discount available to it under its agreements with the JV Companies.

     6. Minimum Throughputs/Effect on Profit Sharing. The minimum quarterly megabit throughputs of MTI Components (the "Minimum Throughputs") to be delivered by MTI (or a designated affiliate) to SpecTek through the Extended Term shall be as set forth on Exhibit C hereto. To the extent that the Minimum Throughputs are not achieved in any fiscal quarter because of the failure of MTI to deliver sufficient MTI Components, MEI's profit sharing amount under this Agreement for such quarter will be increased by the shortfall in Minimum Throughput multiplied by SpecTek's worldwide average selling price during such quarter multiplied by MEI's profit sharing percentage applicable during such quarter. The immediately preceding sentence shall not apply if the failure of MTI to deliver the Minimum Throughput results from Acts of God, strikes, embargoes, acts of civil or military authorities, shortages in transportation or other events or factors beyond the reasonable control of MTI, whether or not similar to the foregoing. Nothing in this Section 6 shall in any way limit or reduce MTI's obligation to deliver to MEI all MTI Components which it is otherwise required to deliver under this Agreement.

     7. Payment of Profit Sharing Amount. Unless otherwise provided herein, MTI's share of pre-tax net income realized from sales to third parties and intracompany sales or transfers of Components shall be paid by MEI to MTI net forty-five (45) days after the end of each MEI fiscal month.

     8. Inspection of Records. MEI shall keep full, clear and accurate records with respect to SpecTek's costs and its calculation of pre-tax net income hereunder. MTI shall keep full, clear and accurate records with respect to its supply of Components to MEI hereunder. Subject to the prior execution of a nondisclosure agreement satisfactory to the party whose records are to be inspected, each party's records relating to its respective performance hereunder shall be open at all reasonable times during the term of this Agreement to the inspection of a mutually agreeable third party. Neither party hereto shall unreasonably withhold from the other information necessary to confirm compliance with the terms of this Agreement, including but not limited to information pertaining to intellectual property rights and agreements pertaining to the Components. In the event a party requests an inspection as provided herein, such party shall bear all costs and expenses associated with such inspection, unless such inspection reveals noncompliance with the terms of this Agreement by the other party, in which case the noncomplying party shall bear all such costs and expenses.

     9. Intellectual Property Rights. Each party hereby grants to the other party during the Extended Term the right to use and make available as reasonably requested the intellectual property of the other, including but not limited to patents, patent applications, software programs, and copyrighted materials, but only so far as such intellectual property is necessary for the utilizing party to identify, recover and sell the Components. In addition to bearing all costs of development and manufacture of Components, MTI shall bear sole responsibility for, and shall promptly pay when due, all royalty obligations arising from patent license agreements entered into by MTI, and associated with sales of the Components to and by MEI. MTI hereby agrees to indemnify MEI for any damages incurred in the event of nonpayment by MTI of any such royalty obligations, provided that such indemnification shall not extend to damages incurred as the result of nonpayment of royalties arising from a bona fide dispute by MTI regarding the terms or extent of such obligations. Royalty obligations paid by MTI associated with sales of the Components shall be treated as costs for the purpose of the computation of pre-tax net income referred to in Section 5 above.

     10. Additional Equipment for Component Recovery Operations. During the Extended Term, MTI will take commercially reasonable efforts to provide to SpecTek such additional equipment as is reasonably appropriate for MEI to perform its Component recovery operations, subject to the unanimous approval of the Capital Committee (as defined hereinafter). Subject to such unanimous approval, MTI shall use commercially reasonable efforts to make available such equipment by purchasing it and leasing it to SpecTek at a rental rate equal to the depreciation on the equipment in question. The Capital Committee shall consist of one representative designated by MEI and one representative designated by MTI. Nothing in this Section 10 shall prohibit MEI from purchasing additional equipment for SpecTek, provided MTI shall not be required to purchase or assume any obligations with respect to any such equipment.

     11.  Option to  Purchase/Sell  SpecTek  Assets  and  Business.  During  the
Extended Term, MTI will have an option to require MEI to sell all assets primarily used in the SpecTek business (excluding cash) to MTI for a purchase price equal to net book value less liabilities and obligations reasonably incurred in the operation of SpecTek's business. As a part of such sale, MTI will assume SpecTek's liabilities and obligations reasonably incurred in the operation of SpecTek's business and this Agreement shall terminate. This option shall be exercisable commencing on the earlier to occur of (a) the first day of the first fiscal quarter of MTI's fiscal year 2001 or (b) upon the occurrence of a Loss of Control (as defined in Section 17) and shall continue throughout the remainder of the Extended Term. The transaction shall be structured in such form as the parties shall reasonably agree. MEI shall have an option to require MTI to purchase all SpecTek assets and business upon the terms set forth in the first two (2) sentences of this Section 11 which option shall be exercisable commencing on the earlier to occur of (a) the first day of the second quarter of MTI's fiscal year 2000, or (b) upon the occurrence of a Loss of Control and shall continue throughout the remainder of the Extended Term.

     12. No Transfer of Necessary SpecTek Assets. MEI shall not sell, assign, transfer, pledge or in any other manner dispose of any assets primarily used in the SpecTek business without first giving written notice to MTI of such proposed transaction (the "Sale Notice"). Notwithstanding the foregoing, MEI may sell, contribute or otherwise transfer such assets to an Affiliated Company that is 100% owned or controlled by MEI, provided that such Affiliated Company agrees in writing to be bound by the terms and conditions of this Agreement. The Sale Notice must contain the exact name of the proposed purchaser and the terms and conditions of the proposed sale. MTI shall have the option to acquire such assets by paying to MEI the purchase price proposed in the Sale Notice. If MTI does not exercise such option within forty-five (45) days after its receipt of the Sale Notice (the "MTI Option Period"), MEI shall have the right to sell such assets to the stated purchaser, only at the price and in accordance with the terms and conditions stated in the Sale Notice which sale must be completed within forty-five (45) days of expiration of the MTI Option Period. Except as otherwise provided herein, this Agreement and any lease arrangement or agreement with respect to equipment purchased for SpecTek by MTI pursuant to Section 10 above shall be nontransferable and nonassignable and shall be deemed to have terminated immediately prior to MEI's entering into an agreement to sell a majority of its SpecTek's assets to a third party.

     13. Confidentiality. Each party acknowledges that it will have access to certain information and materials concerning the business, plans, customers, technology, and products of the other pertaining to the subject matter of this Agreement that are confidential and of substantial value to the other party. Each party agrees that it will not at any time disclose such confidential information to any third party.

     14. No Warranty. MTI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE COMPONENTS, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, OR OTHERWISE. MTI DOES NOT MAKE TO MEI OR ANY CUSTOMER OF MEI, AND HEREBY EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE COMPONENTS. ALL COMPONENTS ARE SOLD "AS IS" AND "WITH ALL FAULTS."

     15. Limitation of Liability. Except as otherwise provided herein, in the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales, or on account of any expenditures or commitments in connection with the business or goodwill of either party.

     16. Patent Indemnity. MTI represents and warrants that the delivery and sale of Components hereunder will not infringe any patent, trademark or other intellectual property rights of third parties. MTI shall indemnify and hold MEI harmless of and from any and all losses, including loss of costs, claims liabilities and expenses, including attorneys' fees, incurred by MEI with respect to any such infringement of any patent, trademark or other intellectual property rights, provided that such indemnification shall not exceed that amount equal to MTI's share of the net profits derived from the sale by MEI of the infringing products. MEI shall have the right to offset against payments due to MTI hereunder the amount of any indemnification by MTI to MEI under this Section.

     17. Term and Termination.

         17.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue through, and shall expire on, the last day of the end of MTI's fiscal year 2001 (the "Extended Term"), subject to earlier termination in accordance with the provisions of this Agreement.

         17.2 Termination by Mutual Agreement. This Agreement may be terminated at any time upon the mutual written agreement of the parties.

         17.3 Termination by MTI. MTI shall have the option to terminate this Agreement upon MTI's Loss of Control of MEI (as defined below), by providing written notice to MEI within ninety (90) days of such Loss of Control.

         For purposes of this Section 17.3, "Loss of Control" shall mean the earlier to occur of (a) the date on which MTI ceases to be the beneficial owner of at least fifty percent (50%) of all MEI Equity Interests or (b) the date on which an unrelated third party acquires more than thirty percent (30%) of all MEI Equity Interests. "Equity Interests" shall mean any and all shares, interests, rights to purchase warrants, options, participations or other equivalents of, or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, including any preferred equity interests.

         17.4 Termination for Cause. In addition to any other remedies provided by this Agreement or available at law or in equity, subject to the terms of this
Section 17.4, either party may terminate this Agreement in the event that the other party has defaulted in any of its material obligations hereunder. Any such termination will be effective only after: (a) the non-defaulting party provides written notice to the defaulting party specifying in detail the nature of the default, (b) the default continues unremedied for a period of sixty (60) days following the written notice, and (c) an arbitrator determines that a default of a material obligation has occurred and remains unremedied after expiration of the sixty (60) day period. Any arbitration pursuant to the foregoing clause (c) shall be conducted according to the rules of the American Arbitration Association (the "AAA") and shall be held in Boise, Idaho. A party requesting arbitration shall give written demand to the other party and within thirty (30) days after such demand the parties will attempt to agree on the appointment of an arbitrator. If the parties are unable to agree on an arbitrator, the AAA upon application of either party will appoint an arbitrator with experience in transactions similar to those contemplated in this Agreement. The arbitrator will begin the arbitration hearing within thirty (30) days after appointment and shall render his or her decision within thirty (30) days of the conclusion of the hearings. If the arbitrator determines that a material default has occurred and has remained unremedied, the non-defaulting party may terminate this Agreement effective upon ten (10) days prior written notice to the defaulting party. In the event of termination pursuant to this Section 17.4, the non-defaulting party may exercise the option described in Section 11 by giving written notice to the defaulting party of its election to exercise such option within thirty (30) days after the effective date of the termination of this Agreement.

         17.5 Survival of Certain Terms. The provisions of Sections 13, 14, 15, 16, 17 and 19 of this Agreement shall remain in full force and effect after any termination of the Agreement. With respect to Components delivered by MTI to MEI for which profits have not yet been realized by MEI or paid to MTI, all the provisions of this Agreement shall remain in full force and effect after any termination of this Agreement.

     18. Application to Subsidiaries. The obligations of either party hereunder shall be applicable to subsidiaries of each such party. "Subsidiary" shall mean any entity owned fifty percent (50%) or more by a party.

     19. General Provisions.

         19.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Idaho. Except as provided in Section 17.4 above, the federal and state courts within the State of Idaho shall have the sole and exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

         19.2 Entire Agreement. This Agreement together with the Sales Agreement, Exhibits A, B and C, which exhibits are incorporated herein, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. Except for changes to Exhibit A hereto, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by authorized representatives of both parties.

         19.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party give notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

         19.4 Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party.

         19.5 Assignability and Binding Effect. The rights and obligations of each party hereunder may not be assigned or transferred directly or indirectly without the prior written consent of the other party, which consent shall not be unreasonably withheld. Provided, however, that either party may assign or transfer all or any portion of its rights and obligations arising out of this Agreement to one or more of its wholly-owned Affiliated Companies provided such Affiliated Company shall agree in advance and in writing to the terms and conditions of this Agreement. Change of ownership or control of MEI or MTI shall not constitute an assignment or transfer under this Section 19.5. If MEI sells or transfers all of its component recovery assets and business to a wholly-owned Affiliated Company, MEI shall assign or transfer all of its rights and obligations arising out of this Agreement to such Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. 19.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


MICRON TECHNOLOGY, INC.         MICRON ELECTRONICS, INC.


By: /s/  Steven R. Appleton     By:  /s/  Joel J. Kocher
   ----------------------------    ----------------------------

Title:  Chief Executive Officer Title: Chief Executive Officer




                  Schedule A

MTI's Average     Transfer Price     Transfer Price
Sales Price       for Full           for Systems Grade
                  Specification      Parts
                  Parts
-------------------------------------------------------
0X                .975(X)            .8288(X)


Transfer Price    Transfer Parts
for Printer       for Audio Grade
Buffer Grade      Devices
Parts
------------------------------------
 .70(X)            .25(X)


                                    Exhibit A

                                 Wafer Customers



                            Kingpak Technology, Inc.

                                    Exhibit B

                            Permitted Subcontractors




                  Austin Manufacturing Services
                  Bright Technology, Inc
                  Component Technologies, Inc.
                  ECSC
                  Eldorado Technical Service, Inc.
                  Levin International, Inc
                  MCMS
                  Memory Works, Inc.
                  Micron Systems Integration
                  Modules Technology
                  SMS Memory Module Assembly, Inc.
                  Tanisys, Inc
                  Technicom, Inc
                  Wescom Marketing, Inc.
                  Wintec Industries

                                    Exhibit C

                        MTI Component Minimum Throughputs





                              385,000,000 Megabits

EXHIBIT 10.65
                                 EXCLUSIVE SALES
                            REPRESENTATIVE AGREEMENT

     This  Exclusive  Sales  Representative   Agreement  (this  "Agreement")  is
effective as of September 2, 1999 (the "Effective Date") between Micron Electronics, Inc., a Minnesota corporation, by and through its SpecTek division, with its principal place of business at 900 E. Karcher Road, Nampa, Idaho 83687 ("SpecTek") and Micron Semiconductor Products, Inc., a corporation organized under the laws of Idaho, by and through its Crucial Technology division, with its principal place of business at 8000 South Federal Way, Boise, Idaho 83716 ("Crucial").

                                 R E C I T A L S
                                 ---------------

     A. SpecTek recovers semiconductor memory devices, including the products listed in Exhibit A attached hereto, as it may be amended from time to time ("SpecTek Products").

     B. SpecTek and Crucial desire that Crucial act as the exclusive independent sales representative for the promotion and sale of SpecTek Products in the territory defined below under the terms and conditions set forth below.

     C. SpecTek and Micron Technology, Inc. ("MTI"), Crucial's parent company, entered into a Component Recovery Agreement effective as of August 30, 1996, and have subsequently entered into the Amended and Restated Component Recovery Agreement (the "CRA") concurrently with entering into this Agreement.

     D. Defined terms used herein which are not defined herein shall have the meanings assigned to them in the CRA.

     NOW,  THEREFORE,  for  good  and  valuable  consideration,   including  the
obligations entered into by each party in connection with the CRA, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Appointment as Exclusive Sales Representative of SpecTek.

         (a) Appointment. SpecTek appoints Crucial, and Crucial accepts such appointment, as SpecTek's exclusive worldwide (the "Territory") sales representative for the purpose of performing all sales functions relating to the sale of SpecTek Products, including without limitation identifying prospective purchasers of, promoting the sale of, soliciting orders for, approving customer credit for, and accepting or rejecting orders for SpecTek Products.

         (b)   Exclusivity.   All  sales  of  SpecTek  Products  shall  be  made
exclusively by Crucial.

         (c) Independent Contractor. Crucial's relationship with SpecTek established under this Agreement will be that of an independent contractor. Except as provided in Section 5(a) below, neither party has, by virtue of this Agreement, and neither party will represent that it has, by virtue of this Agreement, any authority to bind the other party, to assume or create any obligation, express or implied, to enter into any agreements regarding the other party, or to make any warranties or representations on behalf of the other party or in the other party's name.

     2. Obligations of Crucial.

         (a) Marketing Efforts. Crucial will use commercially reasonable efforts to vigorously and aggressively promote and solicit orders for SpecTek Products within those regions of the Territory in which Crucial has established marketing networks.

         (b) Facilities and Personnel; Costs. Appropriate arrangements will be made so that Crucial will employ approximately five (5) of SpecTek's current sales personnel. Crucial shall provide and maintain a sufficient number of technical and sales personnel having the knowledge and training necessary to inform customers properly concerning the features and capabilities of SpecTek Products. Crucial shall be responsible for all costs associated with performance of its obligations under this Agreement, including, but not limited to, costs of Crucial facilities, personnel and marketing. Crucial shall not be entitled to a commission for performance of its obligations under this Agreement. Notwithstanding the foregoing, Crucial may charge SpecTek for fully-loaded employee costs incurred by it to employ the sales personnel transferred to Crucial as provided above, together with reasonable sales and marketing expenses incurred in connection with sales of SpecTek Products by such employees.

         (c) Customer-Related Responsibilities. Crucial will: (i) assist SpecTek in locating prospective customers of SpecTek Products and provide pertinent information concerning SpecTek Products to prospective customers; (ii) promptly transmit to SpecTek significant customer inquiries and complaints; (iii) on SpecTek's behalf but subject to Section 5(a) below, negotiate prices for SpecTek Products reasonably consistent with then-current market conditions, assist customers in placing orders for SpecTek Products, approve or reject customer credit requests, accept or reject customer orders, and promptly transmit such orders to SpecTek; and (iv) assist in expediting deliveries of SpecTek Products to customers.

         (d) No Competing Products. Crucial will not sell, recover or distribute Components, as defined in the CRA, except pursuant to the CRA and under this Agreement.

         (e) Market Conditions. Crucial will confer with SpecTek from time to time at the request of SpecTek on matters relating to market conditions, sales forecasting and product planning relating to SpecTek Products.

         (f) Export Controls. Crucial acknowledges that SpecTek Products are restricted by the United States government from export to certain countries and agrees that it will not knowingly accept orders that would require the export or re-export of any SpecTek Products in violation of any United States export control laws; provided that SpecTek shall have in place customary and reasonable safeguards to ensure that such laws are not violated.

         (g) Sales Restrictions of Non-MTI Suppliers. Solely with respect to sales of SpecTek Products purchased by SpecTek from suppliers other than MTI or its affiliates ("Non-MTI Suppliers") Crucial shall comply with (i) sales restrictions imposed by such Non-MTI Suppliers to the extent that Crucial is notified in advance and in writing of such restrictions, and (ii) restrictions imposed by any import bonds or requirements in connection with such SpecTek Products to the extent that Crucial is notified in advance and in writing of such restrictions.

     3. SpecTek Obligations - Marketing and Technical Information.

         SpecTek, at its own expense, will provide Crucial with marketing and technical information concerning SpecTek Products, as well as samples, catalogs and other sales aids for the use of Crucial in amounts sufficient for Crucial to perform its obligations hereunder. When SpecTek so requests, and upon expiration or termination of this Agreement, Crucial will promptly return such materials then in its possession to SpecTek in good and usable condition, subject to reasonable "wear and tear."

     4. Records and Reports.

         (a) Forecasts. Crucial and SpecTek shall cooperate in good faith to prepare forecasts of future sales in order to facilitate SpecTek's production scheduling. SpecTek shall diligently adhere to such forecasts in its production of Products unless otherwise agreed between the parties.

         (b) Notification. Crucial will notify SpecTek in writing of any claim or proceeding directly involving SpecTek Products within ten (10) business days after Crucial learns of such claim or proceeding.

     5. Orders, Terms of Sale or License and Billing.

         (a) Order Acceptance: Credit Indemnity. Crucial shall have full authority to negotiate prices (provided that such prices shall be reasonably consistent with then-current market conditions), accept and reject orders and approve customer credit; provided that Crucial shall indemnify and hold harmless SpecTek for its profit sharing percentage under the CRA as applied to any bad debt losses on sales of SpecTek Products in excess of the average bad debt level (calculated as a percentage of total sales) for SpecTek customers during the first three quarters of fiscal 1999, as set forth in Exhibit B.

         (b) Terms of Sale. All sales to customers solicited by Crucial will be according to the terms and conditions established by SpecTek from time to time, subject to Crucial's consent, which consent shall not be unreasonably withheld.

         (c) Payment. Unless otherwise agreed, all SpecTek Products shall be billed by Crucial in the name of SpecTek or its designated affiliate directly to the customer and Crucial shall act as SpecTek's agent in connection therewith. All invoice payments are to be made directly to a SpecTek account agreed upon by the parties. If any payment is received by Crucial in error, Crucial shall immediately ensure that an amount equal to such payment is deposited into the agreed account.

     6. Proprietary Information.

         Each party shall comply with the provisions of that certain Mutual Confidentiality Agreement effective as of June 24, 1996 among the parties and their affiliated companies.

     7. Indemnification.

         (a) Indemnification. Each party will indemnify the other party and hold it harmless from any claims, losses or damages, including court costs and fees of attorneys and other professionals, for personal injury, tangible or intangible property damage or any other liability, arising from (i) the negligence of such indemnifying party, its employees or agents in connection with this Agreement, and (ii) any breach of any provision of this Agreement by the indemnifying party.

         (b) Not Employees. In all matters relating to this Agreement, neither Crucial nor its employees or agents are or will act as employees of SpecTek within the meaning or application of any federal or state unemployment insurance laws, old age benefit laws, social security laws, workers' compensation or industrial accident laws, or under any other laws or regulations which may impute any obligations or liability to SpecTek by reason of an employment relationship. Crucial will reimburse SpecTek for and hold it harmless from any liabilities or obligations imposed upon SpecTek by virtue of any such law with respect to employees of Crucial in performance of this Agreement.

     8. Proprietary Rights.

         (a) Use During Agreement. During the term of this Agreement Crucial is authorized by SpecTek to use the SpecTek trademarks, trade names, logos and designations currently used by SpecTek for SpecTek Products ("SpecTek Trademarks") in connection with Crucial's advertisement and promotion of SpecTek Products. Crucial's use of the SpecTek trademarks will be in accordance with

SpecTek's written policies in effect from time to time and provided to Crucial, including but not limited to trademark usage and cooperative advertising policies. Notwithstanding any provision of this Agreement, Crucial may market and sell SpecTek Products under such other trademarks, trade names, logos and designations that it may adopt from time to time and SpecTek shall cooperate with Crucial in connection therewith; provided that prior to utilizing such other trademarks, trade names, logos and designations Crucial shall obtain SpecTek's prior written consent, such consent not to be unreasonably withheld or delayed. If SpecTek fails to respond to Crucial's written request to use such trademark, trade name, logo or designation within two (2) business days of Crucial's request therefor, such request shall be deemed approved by SpecTek.

         (b) Crucial Does Not Acquire Rights. During the term of this Agreement, Crucial will not be required to pay any consideration for the use of the SpecTek Trademarks, and nothing contained in this Agreement will give Crucial any right, title or interest in any of them. Subject to Section 8(e) below and unless MTI acquires the assets of SpecTek, Crucial acknowledges that SpecTek owns and retains all SpecTek Trademarks, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of the SpecTek Trademarks.

         (c) No Continuing Rights. Unless MTI acquires the assets of SpecTek, upon expiration or termination of this Agreement, Crucial will immediately cease all display, advertising and use of all SpecTek Trademarks and will not thereafter use, advertise or display any SpecTek Trademarks.

         (d) Obligation to Protect. Crucial agrees to use reasonable efforts to protect SpecTek's proprietary rights under SpecTek Trademarks and to cooperate in SpecTek's efforts to protect such proprietary rights. Crucial agrees to notify SpecTek of any known or suspected breach of SpecTek's proprietary rights under SpecTek Trademarks that comes to Crucial's attention. Crucial acknowledges that only SpecTek has the right to sue for infringements of SpecTek's proprietary rights under SpecTek Trademarks.

         (e) Micron Trademark. This Section 8 shall not apply to any trademark incorporating the word "Micron".

     9.   Purchase by Crucial of Unsold Recovered Components.

         Except as otherwise provided in (1) and (2) below, during the term of this Agreement, Crucial or an affiliate of Crucial designated by it, will purchase from SpecTek recovered Components (only products in module form, audio RAM products, and sort/settle products unless otherwise agreed by Crucial) which have been received into finished goods on or before 5:00 p.m. (MST) on the day that is four (4) days prior to the close of each fiscal quarter, inclusive of the last day of such fiscal quarter (the "Inventory Close Date") and which were not sold and shipped during such fiscal quarter ("Unsold Recovered Components"). Crucial's obligation to purchase Unsold Recovered Components as of a given Inventory Close Date shall be limited as follows:

         (1) In the event (i) the number of Components (in memory density equivalents)placed into finished goods inventory during the two (2) calendar week period prior to the Inventory Close Date exceeds (ii) the average number of Components placed into finished goods inventory during the five (5) preceding two (2) week periods, then Crucial shall not be obligated to purchase the number of Components by which (i) exceeds (ii).

         (2) In the event (i) the number (in memory density equivalents) of Unsold Recovered Components exceeds (ii) the highest number of Unsold Recovered Components for any of the preceding three (3) fiscal quarters, then Crucial shall not be obligated to purchase the number of Components by which (i) exceeds
(ii).

         In the event Crucial does not purchase Unsold Recovered Components due to the limitations set forth in (1) or (2) above, and such Components are not otherwise sold and shipped during the following quarter, Crucial shall be obligated to purchase such Components at the end of such following quarter in accordance with the terms of this Section 9, including the limitations set forth in (1) and (2) above.

         The purchase will be effective as of the last day of the fiscal quarter. The purchase price paid by Crucial to SpecTek will be equal to the worldwide average sales price for recovered Components of the same type and quality as the Unsold Recovered Components as of the last day of the applicable fiscal quarter and payment shall be made by Crucial within fifteen (15) days after Crucial's receipt from SpecTek of inventory records and other documentation, in form satisfactory to Crucial, verifying recovered Components required to be purchased by Crucial hereunder.

         SpecTek's profit sharing percentage under the CRA with respect to any recovered Components which are delivered into finished goods after the Inventory Close Date but before the end of a fiscal quarter, shall be the profit sharing percentage in effect under the CRA for the quarter in which the Components were delivered to finished goods regardless of when such recovered Components are sold or purchased by Crucial.


     10.  [Intentionally Omitted]


     11. Duration and Termination of Agreement.

         (a) Term. This Agreement is for a term coincident with the term of the CRA and will automatically expire or terminate simultaneously with the expiration or termination of the term of the CRA. Notwithstanding the provisions of this Section, or any other provisions of this Agreement, this Agreement may be terminated at any time as set forth below.

         (b) Termination for Cause. In addition to any other remedies provided by this Agreement or available at law or in equity: Either party may terminate this Agreement at any time in the event that the other party has defaulted in any of its material obligations pursuant to this Agreement and such default continues unremedied for a period of thirty (30) days following written notice from the non-defaulting party; provided that if such default is of a nature that it cannot reasonably be cured within such thirty (30) day period the defaulting party shall be allowed a reasonable time to remedy such default, not to exceed ninety (90) days from the written notice.

         (c) Automatic Termination. This Agreement terminates automatically, with no further act or action of either party, if a receiver is appointed for a party or its property, a party makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against a party under any bankruptcy, insolvency or debtor's relief law, a party is liquidated or dissolved or the assets of a party are nationalized.

         (d) Effect of Termination or Expiration. Upon termination or expiration of this Agreement: (i) Unless MTI buys or has agreed to buy SpecTek's assets, Crucial will cease to use any SpecTek Trademarks and will return all materials provided by SpecTek pursuant to Section 3 of this Agreement; and (ii) for a period of six (6) months after the date of termination or expiration, upon at least two (2) weeks prior written notice to Crucial, Crucial will make available to SpecTek for inspection and copying all books and records of Crucial that pertain to Crucial's performance of and compliance with its obligations and representations under this Agreement.

         (e) No Damages for Termination or Expiration. NEITHER SPECTEK NOR CRUCIAL NOR ANY OF THEIR AFFILIATES WILL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 11. CRUCIAL WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF THE TERRITORY OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT. Neither SpecTek nor Crucial will be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by either SpecTek or Crucial or for any other reason whatsoever based upon or growing out of such termination or expiration. Crucial acknowledges that (i) Crucial has no expectation and has received no assurances that any investment by Crucial in the promotion of and solicitation of orders for SpecTek Products will be recovered or recouped or that Crucial will obtain any anticipated amount of profits by virtue of this Agreement, and (ii) Crucial will not have or acquire by virtue of this Agreement any vested, proprietary or other right in the promotion of and solicitation of SpecTek Products or in any "goodwill" created by its efforts hereunder.

         (f) Survival. Each party's rights and obligations under Sections 1(c), 5(a), 6, 7, 8(b), 8(c), 11, 12, and 13 of this Agreement will survive termination or expiration of this Agreement.

     12. Limitation of Liability.

         IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY FORM OF SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING TORT (INCLUDING NEGLIGENCE), CONTRACT AND BREACH OF WARRANTY, EVEN IF SUCH PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

     13. General.

         (a) Assignment. This Agreement is not assignable by either party, and neither party may delegate its duties hereunder without the prior written consent of the other party, provided, however, that either party may assign this Agreement to a subsidiary or entity controlling, controlled by or under common control with such party. Any attempted assignment in violation of this provision shall be void. The provisions hereof will be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

         (b) Notices. All notices and demands hereunder will be in writing and will be served by personal service, facsimile transmission or certified mail, return receipt requested, at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands by mail will be by certified or registered mail, return receipt requested, and will be deemed complete ten (10) days after mailing.

         (c) Section Headings and Language Interpretation. The section headings contained herein are for reference only and will not be considered substantive parts of this Agreement. The use of the singular or plural form will include the other form, and the use of masculine, feminine or neuter genders will include the other genders.

         (d) Governing Law and Choice of Forum. This Agreement shall be governed by and construed under the laws of the State of Idaho. The federal and state courts within the State of Idaho shall have the sole and exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

         (e) Force Majeure. Neither SpecTek nor Crucial will be responsible for any failure to perform due to unforeseen circumstances or to causes beyond SpecTek's or Crucial's reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials.

         (f) Equitable Relief. Each party acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of the other party may cause the other party irreparable injury for which there are inadequate remedies at law, and therefore the other party may be entitled to receive in any court of competent jurisdiction injunctive, preliminary or other equitable relief in addition to damages, including court costs and fees of attorneys and other professionals, to remedy any actual or threatened violations of its rights with respect to such matters.

         (g) Waiver. The waiver by either party of any default by the other party will not waive subsequent defaults by a defaulting party of the same or a different kind.

         (h) Attorneys' Fees. In the event any litigation is brought by either party in connection with this Agreement, the substantially prevailing party in such litigation will be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such party in the litigation, and need not bring a suit to final judgment to substantially prevail

         (i) Compliance with Law. Each party will obtain and maintain such legal permits and licenses as are required by any governmental unit or agency in order to fulfill its obligations hereunder and will comply with all applicable international, national, state, regional and local laws and regulations, including United States export laws, in performing its duties hereunder and in any of its dealings with respect to SpecTek Products.

         (j) Mutual Covenants. Each party will: (i) avoid deceptive, misleading or unethical practices that are or might be detrimental to the other party, the other party's products or the public; (ii) make no false or misleading representations with regard to the other party or the other party's products;
(iii) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to the other party or its products; and (iv) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the other party's products that are inconsistent with the literature distributed by such party.

         (k) Severability. In the event any of the provisions of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement will remain in full force and effect.

         (l) Entire Agreement. This Agreement, together with its Exhibits and the CRA, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the parties with respect to such subject matter. If there is any conflict between any provision of this Agreement and a provision of the CRA, the CRA provision shall control. Crucial acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any modifications of this Agreement must be in writing and signed by both parties hereto.

         (m)  Execution of Agreement.

              (i) Effectiveness. This Agreement will become effective only after it has been signed by both parties and shall be deemed effective as of the Effective Date.

              (ii)Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed an original, and all of which together will constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

MICRON ELECTRONICS, INC.       MICRON SEMICONDUCTOR PRODUCTS,
by and through its             INC., by and through its
SPECTEK division               CRUCIAL TECHNOLOGY division

By:    /s/  Joel J. Kocher     By:     /s/  Donald A. Baldwin
      ------------------------       ------------------------
Name:  Joel J. Kocher          Name:  Donald A. Baldwin
      ------------------------       ------------------------
Title: President               Title: President
      ------------------------       ------------------------
Date:  September 3, 1999       Date:  September 2, 1999
      ------------------------       ------------------------

                                    EXHIBIT A


                                SPECTEK PRODUCTS

     All semiconductor memory products now or hereafter recovered, manufactured, assembled, tested or sold by SpecTek.

                                    EXHIBIT B

                      SPECTEK BAD DEBT FOR Q1-Q3 FISCAL 1999
                      --------------------------------------


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